EXHIBIT 21

LIST OF SIGNIFICANT SUBSIDIARIES

Anadarko Algeria Company, LLC

a Delaware limited liability company,

Anadarko E&P Company LP

a Delaware limited partnership,

Kerr-McGee Corporation

a Delaware corporation,

KM Denmark Overseas ApS

a Denmark corporation,

Kerr-McGee (Nevada) LLC

a Nevada limited liability company,

Kerr-McGee Oil & Gas Corporation

a Delaware corporation,

Kerr-McGee Oil & Gas Onshore LP

a Delaware limited partnership,

Kerr-McGee Worldwide Corporation

a Delaware corporation,

KM Global Ltd.

a Delaware corporation,

KM Investment Corporation

a Nevada corporation,

Lance Oil & Gas Company Inc.

a Delaware corporation,

MIGC, Inc.

a Delaware corporation,

Western Gas Resources, Inc.

a Delaware corporation,

Western Gas Resources – Sand Wash, Inc.

a Colorado corporation,

Western Gas Resources – Texas, Inc.

a Texas corporation,

Western Gas Resources – Westana, Inc.

a Delaware corporation,

Western Gas Wyoming, L.L.C.

a Wyoming limited liability company